NEWS RELEASE

Moody's Upgrades PolyOne

CLEVELAND - July 10, 2007 - PolyOne Corporation (NYSE: POL), a leading global provider of specialized polymer materials, services and solutions, announced today that Moody's Investors Services has upgraded the corporate family rating ("CFR") for the company to a B1 rating from a B2 rating. Moody's also raised the rating of PolyOne's unsecured debt to B1 from B2.

Moody's reacted positively to PolyOne's recent announcement of the sale of its 24 percent interest in Oxy Vinyls, L.P. for cash proceeds of $261 million, which the company will use to reduce the entire outstanding balance of its 10.625 percent Senior Notes due 2010. Moody's cited that "PolyOne's upgrade reflects the significant reduction in interest expense expected from this transaction allowing earnings from the company's wholly-owned operations, excluding extraordinary items, to exceed interest expense for the first time in several years. In addition, it removes the refinancing risk related to the $240 million debt maturity in 2010."

PolyOne Chairman, President and CEO Steve Newlin said, "We have worked very hard and are extremely pleased with the positive reaction from Moody's and Wall Street to our latest transaction and the great possibilities this opens up for our company."

About PolyOne

PolyOne Corporation, with 2006 annual revenues of $2.6 billion, is a leading global provider of specialized polymer materials, services and solutions. Headquartered in northeast Ohio, PolyOne has operations in North America, Europe, Asia and Australia, and joint ventures in North America and South America. See www.polyone.com for additional information on PolyOne.

Investor & Media Contact: Dennis Cocco
                          Vice President, Investor Relations & Communications 440.930.1538

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Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

o changes in polymer consumption growth rates within the U.S., Europe or Asia or other countries where PolyOne conducts business;
o changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;
o fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;
o an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;
o     a delay or inability to achieve targeted debt level reductions;
o any delay and/or inability to bring the North American Color and Additives and the North American Engineered Materials segments to profitability;
o     an inability to raise or sustain prices for products or services;
o other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties.

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